UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2009
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IMAGE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-11071	84-0685613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200, Chatsworth, California    91311
 (Address of principal executive offices)                                   (Zip Code)

Registrant's telephone number, including area code:  (818) 407-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On November 12, 2009, Image Entertainment, Inc. (the “Company”) issued a press release announcing its financial results for its second fiscal quarter ended September 30, 2009.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Following the press release, the Company will hold a telephonic conference call with simultaneous Web cast beginning at 4:30 PM Eastern time to discuss its financial results for its second fiscal quarter ended September 30, 2009. The call can be accessed by dialing (877) 718-5092 and requesting to join the conference call by stating the passcode 6834409.  International participants please dial (719) 325-4817.  A recording of the call will be available until November 25, 2009.  To access the recording, dial (888) 203-1112 and enter the passcode of 6834409.  International participants please dial (719) 457-0820 and use the same passcode.  A Web cast of the call is also available at www.image-entertainment.com.

Unless otherwise required by law, the Company disclaims any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release dated November 12, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated:	November 12, 2009	By:	/s/ JEFF M. FRAMER
			Name:	Jeff M. Framer
			Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated November 12, 2009.